REGAN CAPITAL ALTERNATIVE INCOME FUND
BYLAWS
These Bylaws (the “Bylaws”) of the Regan Capital Alternative Income Fund (the “Trust”), a Delaware statutory trust, are subject to the Trust’s Agreement and Declaration of Trust dated February 10, 2025 as from time to time amended, supplemented or restated (the “Trust Instrument”). These Bylaws are adopted by the Board of Trustees as of November 10, 2025. Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.
ARTICLE I
OFFICES
Section 1.1Delaware Office. The registered office of the Trust in Delaware and the name and address of its resident agent for service of process shall be as set forth in the Certificate of Trust of the Trust, as filed with the Secretary of State of Delaware on February 10, 2025, and as may be amended and restated from time to time.
Section 1.2Principal Office. The principal office of the Trust shall be located in such location as the Trustees may from time to time determine. The Trust may establish and maintain such other offices and places of business as the Trustees may from time to time determine.
ARTICLE II
OFFICERS AND THEIR ELECTION
Section 2.1Officers. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers as the Trustees may from time to time appoint, which may include a Principal Executive Officer, Principal Financial Officer, Vice President, Assistant Secretary and Assistant Treasurer. It shall not be necessary for any Trustee or officer to be a holder of Shares in the Trust.
Section 2.2Appointment of Officers. Each officer of the Trust shall be appointed by resolution of the Trustees. Each officer shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. Two or more offices may be held by a single person. Subject to the provisions of Section 2.3 hereof, the officers shall serve at the pleasure of the Trustees.
Section 2.3Resignations and Removals. Any officer of the Trust may resign by filing a written resignation with the President, the Secretary or the Trustees, which resignation shall take effect on being so filed or at such later time as may be therein specified. Any officer of the Trust may be removed from office, with or without cause, by resolution of the Trustees.
Section 2.4Surety Bonds. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended (“the 1940 Act”) and the rules and regulations of the Securities and Exchange Commission (“Commission”)) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his or her hands.
ARTICLE III
POWERS AND DUTIES OF OFFICERS AND TRUSTEES
Section 3.1President. The President shall, subject to the direction of the Trustees, have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation, but shall not have responsibility for the provision of any investment advisory service or management service that is the subject of a management agreement between the Trust and an adviser or sub-adviser. Except as the Trustees may otherwise order, the President shall have the power, which power the President may also confer upon any other officer of the Trust for any matter and for any period of time or indefinitely, to grant, issue, execute, sign, or certify such powers of attorney, proxies, agreements, or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust. The President shall perform such additional duties as the Trustees may from time to time designate.
Section 3.2Principal Executive Officer. The President shall be the principal executive officer of the Trust, unless the Trustees have designated another person as principal executive officer. The Principal Executive Officer, together with the Principal Financial Officer, shall be responsible for the design, establishment, maintenance and evaluation of internal controls and the certification and execution of any reports, registration statements, and other filings submitted to governments or regulators to the extent and in the manner required under applicable laws and regulations. The Principal Executive Officer shall perform such additional duties as the Trustees may from time to time designate.
Section 3.3Treasurer. The Treasurer shall have the general supervision of the monies, funds, securities, notes receivable, and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deliver all funds and securities of the Trust which may come into his or her hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Instrument and applicable provisions of law. The Treasurer shall be responsible for disbursement of the funds of the Trust as authorized by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which, together with all other property of the Trust in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Trustees. The Treasurer shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. Except as the Trustees may otherwise order, the Treasurer shall have the power, which power the Treasurer may also confer upon any Assistant Treasurer of the Trust for any matter and for any period of time or indefinitely, to grant, issue, execute, sign, or certify such agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of

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the Trust and the duties and responsibilities of the Treasurer hereunder. The Treasurer shall perform such additional duties as the Trustees or the President may from time to time designate.
Section 3.4Principal Financial Officer. The Treasurer shall be the principal financial officer of the Trust, unless the Trustees have designated another person as principal financial officer. The Principal Financial Officer, together with the Principal Executive Officer, shall be responsible for the design, establishment, maintenance and evaluation of internal controls and the certification and execution of any reports, registration statements, and other filings submitted to governments or regulators to the extent and in the manner required under applicable laws and regulations. The Principal Financial Officer shall perform such additional duties as the Trustees may from time to time designate.
Section 3.5Secretary. The Secretary shall maintain and record in the books and records of the Trust the minutes, votes, and resolutions of all meetings of Shareholders, Trustees, and any committee of the Trustees. The Secretary shall have the custody of the seal of the Trust, if applicable. Except as the Trustees may otherwise order, the Secretary shall have the power, which power the Secretary may also confer upon any Assistant Secretary of the Trust for any matter and for any period of time or indefinitely, to grant, issue, execute, sign, or certify such agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust and the duties and responsibilities of the Secretary hereunder. The Secretary shall perform such additional duties as the Trustees or the President may from time to time designate.
Section 3.6Vice President. Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
Section 3.7Assistant Treasurer. Any Assistant Treasurer of the Trust shall perform such duties and exercise such power as the Trustees or the Treasurer may from time to time designate or confer, and, in the absence of the Treasurer, the Assistant Treasurer (or, if there are two or more Assistant Treasurers, then the senior of the Assistant Treasurers present and able to act) may perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.
Section 3.8Assistant Secretary. Any Assistant Secretary of the Trust shall perform such duties and exercise such power as the Trustees or the Secretary may from time to time designate or confer, and, in the absence of the Secretary, the Assistant Secretary (or, if there are two or more Assistant Secretaries, then the senior of the Assistant Secretaries present and able to act) may perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
Section 3.9Subordinate Officers. The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or committees

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of Trustees the power to appoint any such subordinate officers or agents, to prescribe the respective terms of office, authorities and duties of such subordinate officers or agents, and to remove such subordinate officers or agents with or without cause. Any subordinate officer or agent appointed in accordance with the provisions hereof may be removed, either with or without cause, by an officer or committee that appointed such subordinate officer or agent, by the Trustees, or by any officer upon whom such power of removal shall have been conferred by the Trustees.
Section 3.10Chief Compliance Officer. The Chief Compliance Officer (“CCO”) of the Trust shall be responsible for administering the Trust’s policies and procedures adopted pursuant to Rule 38a-1(a) under the 1940 Act, or any successor provision thereto. The CCO shall have such other powers and duties as from time to time may be conferred upon or assigned to the CCO by the Trustees.
Section 3.11Remuneration. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.
ARTICLE IV
SHAREHOLDERS’ MEETINGS
Section 4.1Calling a Shareholder Meeting. A meeting of the Shareholders, including annual and special meetings, may be called by the Board of Trustees to be held on such date as may be designated by the Board of Trustees for the purpose of taking action upon any matter as to which the vote or authority of the Shareholders of any Class or of the Trust is required or permitted as provided in Section 6.1 of the Trust Instrument, all as may be determined by the Board of Trustees.
Section 4.2Special Meetings. A special meeting of the Shareholders shall be called by the Secretary whenever (i) ordered by resolution of the Trustees or (ii) requested in writing by the holder or holders of a majority of the Outstanding Shares entitled to vote, which request must state the purpose of the proposed meeting. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting, may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Classes of Shares, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one or more Classes shall be called and only the shareholders of such one or more Classes shall be entitled to notice of and to vote at such meeting.
Section 4.3Record and Notice. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting of Shareholders, the Trustees may, without closing the transfer books, fix a date not more than one hundred twenty (120) days, nor less than seven (7) days, prior to the date of such meeting of Shareholders as a record date for the determination of the persons to be treated as Shareholders of record for such purposes. Notice of all meetings of Shareholders, stating the date, time, place, and purposes of the meeting, shall be given by the Secretary, or other officer designated by the Trustees for this purpose, to each Shareholder of record entitled to vote thereat by delivering (by electronic, telephonic, telegraphic, facsimile or computerized means or other alternative means as may be approved by

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resolutions adopted by the Trustees) or mailing, postage prepaid, to such Shareholders at such address as may be registered with the Trust by the Shareholder notification of such meeting at least seven (7) days, but not more than one hundred twenty (120) days, before the meeting. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice (including, but not limited to, electronic, telegraphic, facsimile or computerized writings), executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. An affidavit of the mailing or other means of giving any notice of any Shareholders’ meeting shall be executed by the secretary, assistant secretary, transfer agent, or solicitation agent of the Trust giving the notice and shall be filed and maintained in the records of the Trust. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.
When any Shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. Notice shall be given if a new record date of the adjourned meeting is fixed or if the adjournment is for more than one hundred twenty (120) days from the record date set for the original meeting, in which case the Board shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of this Article IV. At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.
Section 4.4Voting-Proxies. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Trust Instrument and these Bylaws, as in effect at such time. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more Classes of Shares shall require approval by the required vote of all the affected Classes of Shares voting together as a single Class; provided, however, that as to any matter with respect to which a separate vote of any Class of Shares is required by the 1940 Act, the Trust Instrument, or these Bylaws, such requirement as to a separate vote by that Class of Shares shall apply in addition to a vote of all the affected Classes voting together as a single Class. Shareholders of a particular Class of Shares shall not be entitled to vote on any matter that affects only one or more other Classes of Shares.
Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed by the Shareholder in writing or (ii) an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act is provided. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. If any Shareholder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of another person as regards the control or management of such Shareholder’s Shares, such

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Shareholder’s Shares may be voted by such guardian or such other person appointed or having control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.
A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Shareholder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the Shareholder’s execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the Shareholder is received by the Trust before the proxy’s vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.
At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Trust Instrument, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.
Section 4.5Abstentions and Broker Non-Votes. Except as otherwise provided by applicable law or regulation, at any meeting of Shareholders, the Trust will consider abstentions and broker non-votes as present for purposes of determining whether a quorum is present at the meeting. Abstentions and broker non-votes will be treated as votes present at a Shareholders’ meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote “against” on proposals requiring a majority or other specified percentage of outstanding voting securities for approval.
Section 4.6Place of Meeting. All meetings of the Shareholders shall be held at such places within or without the State of Delaware as the Trustees may designate, which may include holding the meeting in whole or in part by means of conference telephone or similar telecommunications equipment by which all parties can hear each other and be heard simultaneously and in which case such participation by means of telecommunications equipment shall constitute presence in person at the meeting. In the absence of a designation of the meeting place, Shareholders’ meetings shall be held at the principal office of the Trust at the time of such meeting. Notwithstanding the foregoing, if either the President or Secretary of the Trust, or in the absence or unavailability of the President and the Secretary, any officer of the Trust, determines that the date, time or place designated for a meeting or adjourned meeting of Shareholders is not reasonably practicable or available as a result of actual or threatened (a) fire, flood, elements of nature, or other acts of god, (b) acts of terrorism, war, civil unrest, or other violence, (c) outbreak of infectious disease or other public health emergencies, or (d) other similar events, such officer may, with reasonable effort to notify Shareholders, designate such

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other date, time or place for such meeting or adjourned meeting as such officer shall, in his or her sole discretion, determine.
Section 4.7Conduct of Meetings of Shareholders. The Trustees shall be entitled to make such rules and regulations for the conduct of meetings of the Shareholders as they shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Trustees, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; the appointment of one or more inspectors of election; limitations on participation in such meeting to Shareholders of record of the Trust entitled to notice of and to vote at the meeting, and their duly authorized and constituted proxies, and such other persons as the Chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless and to the extent the Trustees or the Chairman of the meeting determines that meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those Shareholders present in person or by proxy, or by the Chairman of the meeting. Any adjournment may be with respect to one or more proposals, and need not be with respect to all proposals, to be voted or acted upon at such meeting, and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a Shareholders’ meeting prior to adjournment.
Section 4.8Chairman and Secretary of Shareholder Meetings. The meetings of Shareholders shall be presided over by the President, or if he or she is not present, by the Chairman of the Board of Trustees, or if he or she is not present, by any Vice President, unless there is a Senior Vice President, or if none of them is present, then any officer of the Trust appointed by the President to act on his or her behalf shall preside over such meeting. The Secretary, if present, shall act as Secretary of such meetings, or if he or she is not present or is otherwise presiding over the meeting in another capacity, an Assistant Secretary, if any, shall so act. If neither the Secretary nor the Assistant Secretary is present or, if present, such person is otherwise presiding over the meeting in another capacity, then any such person appointed by the Chairman of the meeting shall act as Secretary of such meeting.
Section 4.9Action Without a Meeting. Any action to be taken by Shareholders may be taken without a meeting if the required number of Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.

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ARTICLE V
SHARES OF BENEFICIAL INTEREST
Section 5.1Share Certificate. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize. The Trustees may issue certificates to a Shareholder for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the Trustees authorize the issuance of Share certificates, such certificate shall be in the form prescribed from time to time by the Trustees and shall be signed by the President and by the Treasurer or Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.
Section 5.2Loss of Certificate. In case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.
Section 5.3Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.
ARTICLE VI
INSPECTION OF BOOKS
The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.
ARTICLE VII
JURISDICTION AND FORUM
Each Trustee, each officer, each Shareholder and each person beneficially owning an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”), (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Trust, the Act, the Trust Instrument or these Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Trust Instrument or these Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the

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Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Act, the Trust Instrument or the Bylaws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding, (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. Any person or entity purchasing or otherwise acquiring any Shares of any Class shall be deemed to have notice of and consented to the provisions of this Article VII.
If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VII (including, without limitation, each portion of any sentence of this Article VII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable), and the application of such provision to other persons or entities and circumstances, shall not in any way be affected or impaired thereby. This Article VII does not apply to claims arising under the federal securities laws.
ARTICLE VIII
INSURANCE
The Trust may purchase and maintain insurance on behalf of any Covered Person, including any Covered Person who is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Trustees would have the power to indemnify him or her against such liability.

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The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.
ARTICLE IX
AMENDMENTS
These Bylaws may be amended from time to time by resolution of the Trustees.
ARTICLE X
HEADINGS
Headings are placed in these Bylaws for convenience of reference only and, in case of any conflict, the text of these Bylaws rather than the headings shall control.

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